Second Quarter 2015
FINANCIAL RESULTS CONFERENCE CALL

August 5, 2015







FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

Primary Focus Remains Acquiring Additional Assets

- Top priority remains bringing in additional income-generating assets to support dividends
- Have committed over $1 billion since embarking on this strategy in 2012
- PDL is attracting top quality assets
- Goal: To be the financial partner of choice to leading life science companies and other institutions seeking to access non-dilutive capital

ARIAD Royalty Agreement

- **Up to $200 million in revenue interest financing in exchange for royalties on revenues of Iclusig®**
  - $50 million funded at signing and $50 million funded on one year anniversary date
  - Up to $100 million more may be drawn by ARIAD at anytime between 6 and 12 month anniversary of closing date

Royalty Acquisition

Up to $200,000,000
July 2015

- **Iclusig®: Kinase inhibitor for the treatment of certain types of leukemia**
  - Approved in US, EU, Australia, Israel, Canada and Switzerland

- **Royalties**
  - 2.5% on Iclusig worldwide net revenues until 12 month anniversary
  - 5% from 12 months through 12/31/18
  - 6.5% thereafter unless ARIAD draws in excess of $150 million in which case 7.5%
  - If PDL hasn't received payments equal to total amount funded by fifth anniversary of each respective funding, ARIAD will provide make-whole payments
  - Should Iclusig underperform, a range of 6.5% to 7.5% of sales from brigatinib will be paid in the year following to make up the deficit

- **Put and call option**
  - PDL has a put option based upon certain events
  - ARIAD has a call option to repurchase the revenue interest at any time
  - Put and call terms are the same: the greater of a 10% IRR or 1.15x cash-on-cash in year 1, 1.2x cash-on-cash in year 2 and 1.3x cash-on-cash in year 3 and beyond.

Secured Debt Financing for CareView Communications

- **$40 million secured debt financing in exchange for interest on principal amount outstanding**
  - Two $20 million tranches provided based on specified milestones
  - Each tranche has five year maturity
  - PDL will receive 13.5% interest on the principal amount outstanding on first tranche, expected to be funded by 10/31/15
- **CareView provides safety solutions to hospitals such as virtual bed rails, the cost of which is borne by the hospitals**

Senior Secured Financing

CAREVIEW COMMUNICATIONS

$40,000,000
June 2015

Income Generating Assets Scorecard

Current Investments

Type	Company	Amount	Date
Royalty Acquisition	ARIAD	Up to $200,000,000	July 2015
Senior Secured Financing	CareView Communications	$40,000,000	June 2015
Royalty Acquisition	University of Michigan	$65,600,000	November 2014
Royalty Acquisition	VB Viscogliosi Bros., LLC	$15,500,000	June 2014
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Direct Flow Medical, Inc.	$50,000,000	November 2013
Royalty Acquisition	Depomed	$240,500,000	October 2013
Senior Secured Financing	LENSAR	$60,000,000	October 2013
Senior Secured Financing/ Royalty Transaction	Avinger	$40,000,000	April 2013
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012

- 14 transactions to date
- $830MM+ deployed
- $240MM committed during 2015
- Over $1 billion committed to date
- 3 matured transactions

Concluded Investments

Type	Company	Amount	Date
Senior Secured Financing	Merus Labs	$55,000,000	July 2012
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012

PDL BioPharma

Solanezumab – Encouraging Data Update

- **Solanezumab for Alzheimer's Disease**
  - Unapproved Queen et al. licensed product currently in Phase 3 trials
  - Humanized antibody targeting beta amyloid, which is believed to cause Alzheimer's Disease
  - Designed by PDL. Being developed by Eli Lilly.
- **On July 22, 2015, encouraging two-year data from an extension study which utilized a delayed start analysis**
  - Data suggest that patients who started solanezumab earlier retained an advantage in cognition and daily function over those who started later and that the difference persisted for two years
  - Lilly's previous Phase 3s, conducted in patients with mild and moderate Alzheimer's Disease, did not meet the primary endpoint but did show benefit in patients with mild disease
  - Lilly conducting new Phase 3 in patients with mild Alzheimer's Disease. Trial fully enrolled in April 2015. Last patient expected in 4Q16 with topline results to follow.
- **PDL has a know-how royalty on solanezumab which extends beyond the expiration of the Queen et al. patents**
- **If solanezumab is approved, PDL would receive a 2% royalty for 12.5 years from the date of its first sale**

PDL BioPharma

Second Quarter Ended June 30, 2015 Overview

(In thousands, except per share amounts)	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Royalties from Queen et al. patents	$ 116,884	$ 115,066	$ 244,694	$ 231,092
Royalty rights - change in fair value	12,216	34,498	23,578	46,205
Interest revenue	8,966	12,613	19,500	21,684
License and other	-	575	-	575
Total revenues	138,066	162,752	287,772	299,556
G&A expenses	7,429	6,920	15,095	11,502
Operating income	130,637	155,832	272,677	288,054
Interest and other income, net	121	82	207	132
Interest expense	(7,199)	(9,858)	(15,809)	(20,383)
Loss on extinguishment of debt	-	-	-	(6,143)
Income before income taxes	123,559	146,056	257,075	261,660
Income tax expense	45,295	54,001	94,313	96,722
Net income	$ 78,264	$ 92,055	$ 162,762	$ 164,938
Net income per share - Basic	$ 0.48	$ 0.57	$ 1.00	$ 1.06
Net income per share - Diluted	$ 0.47	$ 0.52	$ 0.97	$ 0.94

	June 30, 2015	December 31, 2014
Cash, cash equivalents and short-term investments	$ 294,085	$ 293,687
Total notes receivable	$ 369,707	$ 363,212
Total royalty rights - at fair value	$ 280,731	$ 259,244
Total assets	$ 995,541	$ 962,350
Total term loan payable	$ 74,648	$ -
Convertible notes payable	$ 279,751	$ 451,724
Total stockholders's equity	$ 527,214	$ 460,437

PDL BioPharma

Investment Highlights

- **Demonstrated commitment to provide meaningful returns to shareholders through dividends.**
  - Since 2009, paid special or regular dividends totaling $6.37/share.
  - In 2014, paid regular, quarterly dividends of $0.15/share totaling $0.60/share.
  - In 2015, paid regular, quarterly dividend of $0.15/share on March 12 and June 12, and will pay equivalent dividends on September 11 and December 11.
- **Fourteen income generating deals to date deploying approximately $830 million in capital with potential for additional deals.**
- **Strong historic revenue growth from Queen licensed products.**
  - Potential for additional indications from existing products.
  - Potential new product royalties from solanezumab if approved.
- **Liquidity – volume averages ~2.7 million shares/day.**

PDL BioPharma

QUESTION AND ANSWER SESSION





